UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9300

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Genomic Health, Inc., held on June 9, 2011:

1.            The following Directors were elected to serve until the 2012 Annual Meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Randal W. Scott, Ph.D.	23,708,607	214,378	2,823,201

Kimberly J. Popovits	23,725,035	197,950	2,823,201

Julian C. Baker	22,585,947	1,337,038	2,823,201

Fred E. Cohen, M.D., D.Phil.	23,876,563	46,422	2,823,201

Samuel D. Colella	23,875,633	47,352	2,823,201

Ginger L. Graham	23,876,773	46,212	2,823,201

Randall S. Livingston	23,876,863	46,122	2,823,201

Woodrow A. Myers, Jr., M.D.	23,876,333	46,652	2,823,201

2.           The Genomic Health, Inc. Employee Stock Purchase Plan was approved.

For	Against	Abstain
23,863,631	46,829	12,525

3.             The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain
23,105,838	787,725	29,422

4.             The stockholders recommended, on a non-binding advisory basis, that future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers should occur every year.

Every Year	Every Two Years	Every Three Years	Abstain
23,046,518	93,755	760,311	22,401

Based on these results, the Company has decided to hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.  An advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

5.             The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was approved.

For	Against	Abstain
26,670,280	60,347	15,559

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2011

GENOMIC HEALTH, INC.

By:	/s/ Dean L. Schorno
Dean L. Schorno
Chief Financial Officer